Exhibit 3.1

ARTICLES OF INCORPORATION

(Pursuant to NRS 78)

STATE OF NEVADA

Secretary of State

1.

Name of Corporation

Earnest Einstein, Inc.

2.

Resident Agent

Name of Resident Agent:  Business Filings Incorporated

Street Address:  7583 Water View Way, Reno, Nevada 89511

Located in the County of Washoe

3.

Shares

The corporation is authorized to issue fifty million (50,000,000) shares of stock.  The par value of each share is ($0.0001).

4.

Governing Board

The initial governing board shall be one (1) director.

Jonathan Gilchrist, 6524 San Felipe, Ste. 252, Houston, Texas 77057

5.

Signature of the Incorporator:

Richard A. Oster, 8025 Excelsior Dr., Suite 200, Madison, WI 53717

__//s// Richard A. Oster____

State of Wisconsin County of Dane

This instrument was acknowledged before me on April 3, 2002 by Richard A. Oster as Incorporator

__//s// Steven R. McClelland_____________

Notary Public

Certificate of Acceptance of Appointment of Registered Agent

Business Filings Incorporated hereby accepts appointment as registered agent for the above named corporation.

April 3, 2002
__//s// Richard A. Oster___
Business Filings Incorporated
Richard A. Oster, President

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